Exhibit 99.1

TALOS ENERGY AND HOWARD ENERGY PARTNERS ENTER INTO AGREEMENT TO PURSUE CARBON CAPTURE AND SEQUESTRATION OPPORTUNITIES WITH THE PORT OF CORPUS CHRISTI

Houston, Texas, February 28, 2022 – Talos Energy Inc. (NYSE: TALO) (“Talos” or the “Company”) today announced that the Company and Howard Energy Partners (“ HEP”) have entered into an option agreement with the Port of Corpus Christi Authority (the “Port”) to pursue commercial carbon capture and sequestration (“CCS”) opportunities on-site at the Port of Corpus Christi. The project will be known as the Coastal Bend Carbon Management Partnership. During the initial nine-month evaluation period, the parties will identify and mature CCS project solutions on Port-owned lands. With a diverse industrial footprint at the Port, transportation infrastructure and expertise from HEP, and subsurface and sequestration capabilities from Talos, the parties are positioned to offer a local, fully integrated CCS project to customers in the region.

The Port of Corpus Christi is a major strategic export hub and one of the largest ports in the United States, accounting for over $200 billion of economic impact from approximately 7,000 vessel shipments annually. Port-related employment accounts for approximately 100,000 jobs in the Coastal Bend area. The Coastal Bend Carbon Management Partnership aims to provide the Port’s more than 200 customers with a turn-key CCS solution to participate in meaningful decarbonization efforts.

The lease option agreement encompasses approximately 13,000 acres for CCS project evaluation, with an initial goal to sequester 1.0 – 1.5 million metric tons of CO2 per year of industrial emissions into saline aquifers utilizing an estimated total storage capacity of 50 – 100 million metric tons. Based on proof of concept and market demand, the parties may expand the project to Regional Hub scale, with the capability to sequester 6 – 10 million metric tons per year of the approximately 20 million metric tons per year of total regional emissions. HEP’s Javelina midstream system is directly connected to over half of the total regional emissions with approximately 60 miles of existing infrastructure, which is ideally situated for gathering activities throughout the Port area.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “We are honored to be working on this project with the Port of Corpus Christi Authority and Howard Energy Partners. We have already commenced our technical and commercial evaluation and are confident in the potential success and positive impact this project can have on the Coastal Bend region. The Port of Corpus Christi is an incredibly important export hub for the United States, and our goal is to offer their large customer base an on-site decarbonization solution to help reduce the carbon intensity of those products shipped all around the world from right here in Texas. Our collaboration with HEP adds midstream expertise and simplifies commercial terms while enhancing our operational capabilities, making this offering a logical choice for the many blue-chip companies operating in the Port of Corpus Christi today.”

Howard Energy Partners Chairman and Chief Executive Officer Mike Howard commented: “We are proud to partner with Talos and the Port of Corpus Christi to provide CO2 capture, transportation and sequestration solutions for customers in the Coastal Bend area. As a South Texas based company with significant infrastructure in Corpus Christi, we are uniquely positioned to leverage our midstream expertise and our strategically located Javelina off-gas recycling facility to provide cost-effective CO2 capture to our existing customers while reducing the local industry’s carbon footprint. This partnership is a natural evolution of the HEP growth story and a testament to our continued commitment to providing energy solutions that the world requires to flourish.”

Port of Corpus Christi Authority Chief Executive Officer Sean Strawbridge commented: The Port of Corpus Christi is committed to proactive environmental protections. Our current environmental policy is robust, but there’s always more work to be done, particularly considering the urgency needed to limit the impact emissions have on the climate. Engaging best-in-class companies such as Talos Energy and Howard Energy Partners in this innovative endeavor to create a centralized CCS solution is a natural milestone in our evolution of adding additional clean energy sources to our portfolio. As the third-largest industrial waterway in the nation, we take our role as stewards of this gateway extremely seriously and our actions will be deliberate and demonstrable of this commitment.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage initiatives along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

TALOS INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

ABOUT PORT CORPUS CHRISTI

As a leader in U.S. energy exports and a major economic engine of Texas and the nation, Port Corpus Christi is the largest port in the United States in total revenue tonnage. Strategically located on the western Gulf of Mexico with a 36-mile, soon to be 54-foot (MLLW) deep channel, Port Corpus Christi is a major gateway to international and domestic maritime commerce. The Port has excellent railroad and highway network connectivity via three North American Class-1 railroads and two major interstate highways. With an outstanding staff overseen by its seven-member commission, Port Corpus Christi is “Moving America’s Energy.” www.portofcc.com

PORT CORPUS CHRISTI MEDIA CONTACT

Lisa Hinojosa, Director of Communications

+1.361.885.6165

lhinojosa@pocca.com

ABOUT HOWARD ENERGY PARTNERS

San Antonio-based Howard Midstream Energy Partners, LLC d/b/a Howard Energy Partners is an independent midstream energy company, owning and operating natural gas and crude oil pipelines, natural gas processing plants, refined product storage terminals, deep-water dock and rail facilities, fractionation facilities, hydrogen production facilities and other related midstream assets in Texas, New Mexico, Oklahoma, Pennsylvania and Mexico. The company has corporate offices in San Antonio and Houston, Texas and Monterrey, Mexico. For more information on Howard Energy Partners and our mission to deliver positive energy, please visit our website at www.howardenergypartners.com.

HEP MEDIA CONTACT

Meggan Morrison

Redbird Communications Group

meggan@redbirdpr.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the success of the Coastal Bend Carbon Management Partnership with Howard Energy Partners and the Port of Corpus Christi Authority and our other CCS businesses, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002